Exhibit 10.27
US BIO ENERGY CORPORATION
INCENTIVE STOCK OPTION AGREEMENT
2005 STOCK INCENTIVE PLAN
     THIS OPTION AGREEMENT is made as of the        day of                     , 200   , between US Bio Energy Corporation, a South Dakota corporation (the “Company”), and                                                             , an employee of the Company (the “Optionee”).
     The Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, $.01 par value per share (the “Common Stock”), as hereinafter provided, to carry out the purposes of the US Bio Energy Corporation 2005 Stock Incentive Plan (the “Plan”).
     THEREFORE, the parties hereby agree as follows:
     1. Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter called the “Option”) to purchase from the Company all or any part of an aggregate amount of                                                                                 shares of the Common Stock (the “Shares”) on the terms and conditions herein set forth. The Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; however, to the extent that the Option does not so qualify with respect to the Optionee, then the Company shall treat this option as not so qualified and this Agreement shall represent a non-qualified option.
     2. Purchase Price. The purchase price of the Shares shall be $                     per share.
     3. Term of Option. The term of the Option shall expire on                                         , subject to earlier termination as hereinafter provided.
     4. Exercise of Option. Subject to the terms and conditions hereof, the Option shall vest at a rate of 20% of number of Shares included in the Option annually on each of the first five anniversaries of this Agreement; provided that, the Option shall not vest if, at anniversary date in question, the Optionee is not employed by the Company and has not been continuously so employed since the date of the Agreement. Further, if the Company shall file a registration statement with the Securities and Exchange Commission with respect to an initial public offering of its common stock, the Option shall not be exercisable from such filing date until that date which is 180 days after the effectiveness of such registration statement or earlier withdrawal of such registration statement, subject to acceleration of exercisability by the Board in its discretion
     5. Acceleration of Benefits. Upon the occurrence of a Change in Control, the Option shall automatically vest as of the date of the Change in Control, without action required on the part of the Board or the board of directors of the surviving entity and notwithstanding any provision of Section 4 to the contrary.

     6. Non-Transferability. The Option shall not be transferable other than by will or the laws of descent and distribution. The Option may be exercised, during the lifetime of the Optionee, only by the Optionee.
     7. Termination of Employment.
(a)	Termination by Disability; Retirement; Other than Cause. If the Optionee’s employment with the Company terminates by reason of Disability or Retirement or for any other reason other than for Cause, the Option may be exercised, to the extent that the Optionee shall have been entitled to do so at the date of Optionee’s termination of employment, by the Optionee or the Optionee’s legal representative, but may not be exercised after three (3) months from the date of the Optionee’s termination of employment or the expiration of the term of the Option, whichever is shorter.
(b)	Termination by Death. If the Optionee’s employment with the Company terminates by reason of death of the Optionee, the Option may be exercised, to the extent the Optionee shall have been entitled to do so at the date of death, but may not be exercised after a period of one (1) year after the date of death or the expiration of the term of the Option, whichever is shorter. In such event, the Option shall be exercisable only by the executors or administrators of the Optionee or by the person or persons to whom the Optionee’s rights under the option shall pass by the Optionee’ s will or the laws of descent and distribution.
(c)	Termination for Cause. Notwithstanding the above, in the event the Optionee’s employment is terminated for Cause, all unexercised Options shall immediately terminate.
     8. Method of Exercising Option. Subject to exercise limitations imposed by the Company, including the limitation set forth in Section 4 above, Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. No Shares shall be issued until full payment therefor has been made.
     9. Investment Certificate. Prior to the receipt of the Shares pursuant to the exercise of the Option granted hereunder, the Optionee shall, if required in the Company’s discretion, demonstrate an intent to hold the Shares for investment and not with a view to resale or distribution thereof to the public, by delivering to the Company an investment certificate or letter in such form as the Company may require.

     10. Withholding Requirements. Upon exercise of the Option by the Optionee and prior to the delivery of the Shares purchased pursuant to such exercise, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable federal and state tax withholding requirements. The Company shall inform the Optionee as to whether it will require the Optionee to remit cash for withholding taxes in accordance with the preceding sentence within two (2) business days after receiving from the Optionee notice that such Optionee intends to exercise, or has exercised, all or a portion of the Option.
     11. Notice of Disqualifying Disposition. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to this Option on or before two years from the date of grant or one year following the exercise of the Option, the Optionee shall immediately notify the Company in writing of such disposition. The Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any withholding requirements.
     12. The Plan. This Option is in all respects subject to and governed by all of the provisions of the Option Plan. A copy of the Plan is on file with the Secretary of the Company and by acceptance hereof Optionee agrees to and accepts this Option subject to the terms of the Plan.
     13. Status. Neither the Optionee nor the Optionee’s executor, administrator, heirs, or legatees (each a “permitted transferee”) shall be or have any rights or privileges of a shareholder of the Company in respect of the Shares issuable upon exercise of the Option granted hereunder, unless and until certificates representing such Shares shall be issued and delivered and, if applicable, the permitted transferee has caused the permitted transferee’s name to be entered as the shareholder of record on the books of the Company.
     14. Company Authority. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, additional Common Stock, preferred or prior preference stock ahead of or affecting the Common Stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. The Optionee hereby acknowledges that the Optionee’s equity interest in the Company is subject to potential dilution.
     15. Authority. The authority to control and manage the operation and administration of this Option shall be vested in Committee and the Committee shall have all powers with respect to this Option as it has with respect to the Option Plan. Any interpretation of the Option by the Board of Directors or the Committee and any decision made by it with respect to the Option shall be final and binding.
     16. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     17. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the same meaning such term is given in the Plan.
     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

US BIOENERGY CORPORATION

By:

Title:

OPTIONEE

Signature

Print Name

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